SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2007 (December 20, 2007)

REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

000-19034 (Commission File No.)	13-3444607 (IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 20, 2007, as a condition to the closing of a stock purchase agreement by and among sanofi-aventis Amérique du Nord, sanofi-aventis US LLC (such companies and their affiliates, including sanofi-aventis and Aventis Pharmaceuticals Inc., being referred to herein as “Sanofi”) and Regeneron Pharmaceuticals, Inc. (the “Company”), the Company entered into an Investor Agreement with Sanofi. A brief description of the terms and conditions of the Investor Agreement that are material to the Company is set forth in the Form 8-K filed by the Company on November 29, 2007 under the heading “Equity Placement” in Item 1.01 of such Form 8-K, which description is incorporated by reference herein.
Item 8.01. Other Events.
     On December 20, 2007, the Company issued a press release announcing that following early termination of the Hart-Scott-Rodino waiting period, the Company closed the sale of 12 million newly issued shares of Company common stock to Sanofi at a price of $26.00 per share pursuant to its previously announced agreement. A copy of this press release is attached as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Document

99.1	Press Release issued by the Company, dated December 20, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Date: December 21, 2007	By:	/s/ Stuart Kolinski

Name: Stuart Kolinski
Title: Senior Vice President and General Counsel

Exhibit Index

Number	Description

99.1	Press Release issued by the Company, dated December 20, 2007